Exhibit 10.1

CERTIFICATE OF AMENDMENT

OF

THE AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

JAKKS PACIFIC, INC.

Under Section 242 of the Delaware General Corporation Law

JAKKS Pacific, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”) hereby certifies as follows:

1. The Amended and Restated Certificate of Incorporation of the Corporation is hereby amended by adding the following paragraph at the end of Article 4:

At the Effective Time (as defined below), pursuant to the Delaware General Corporation Law and this amendment to the Corporation’s Amended and Restated Certificate of Incorporation, each ten (10) shares of Common Stock, par value $0.001 per share, issued and outstanding immediately prior to the Effective Time either issued and outstanding or obliged to be issued shall be combined into one (1) validly issued, fully paid and non-assessable share of Common Stock, par value $0.001 per share, without any further action by the Corporation or the holder thereof; provided that no fractional shares shall be issued to any holder and that instead of issuing such fractional shares, the Corporation shall round shares up to the nearest whole number (after aggregating all fractional shares to be received by a holder). Each certificate that exists immediately prior to the Effective Time that represents shares of Common Stock (“Old Certificates”) shall thereafter represent that reduced number of new shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the treatment of fractional shares as described above.

2. The foregoing amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation law of the State of Delaware by the vote of a majority of each class of outstanding stock of the Corporation entitled to vote thereon.

3. The effective time of this filing shall July 9, 2020 at 5:00 pm EDT (the “Effective Time”), at which time, and not before, regardless of when this Certificate is actually filed, the combination describe above shall occur.

IN WITNESS WHEREOF, I have signed this Certificate this 29th day of June, 2020.

/s/ STEPHEN G. BERMAN

Stephen G. Berman

Chief Executive Officer & President